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                                                                      EXHIBIT 21
                                 DEERE & COMPANY
                          AND CONSOLIDATED SUBSIDIARIES

                          SUBSIDIARIES OF THE REGISTRANT

                              As of October 31, 1999

       Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

                                                                           Organized under
Name of subsidiary                                                           the laws of
------------------                                                         ---------------
Subsidiaries included in consolidated
    financial statements *

       John Deere Construction Equipment Company. . . . . . . . . . . . . . . . Delaware
       John Deere Agricultural Holdings, Inc. . . . . . . . . . . . . . . . . . Delaware
       John Deere Construction Holdings, Inc. . . . . . . . . . . . . . . . . . Delaware
       John Deere Lawn and Grounds Care Holdings, Inc.. . . . . . . . . . . . . Delaware
       John Deere Turf Care, Inc. . . . . . . . . . . . . . . . . . . . . . . . Delaware
       John Deere Commercial Worksite Products, Inc.. . . . . . . . . . . . . . Tennessee
       John Deere Limited . . . . . . . . . . . . . . . . . . . . . . . . . . . Canada
       John Deere - Lanz Verwaltungs A.G. (99.9% owned) . . . . . . . . . . . . Germany
       John Deere S.A.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . France
       John Deere Iberica S.A.. . . . . . . . . . . . . . . . . . . . . . . . . Spain
       John Deere Intercontinental GmbH . . . . . . . . . . . . . . . . . . . . Germany
       John Deere International GmbH. . . . . . . . . . . . . . . . . . . . . . Germany
       Chamberlain Holdings Limited . . . . . . . . . . . . . . . . . . . . . . Australia
       John Deere Limited Australia . . . . . . . . . . . . . . . . . . . . . . Australia
       John Deere Power Products, Inc.. . . . . . . . . . . . . . . . . . . . . Tennessee
       Industrias John Deere Argentina S.A. . . . . . . . . . . . . . . . . . . Argentina
       John Deere Foreign Sales Corporation Limited . . . . . . . . . . . . . . Jamaica
       John Deere Credit Company. . . . . . . . . . . . . . . . . . . . . . . . Delaware
       John Deere Capital Corporation . . . . . . . . . . . . . . . . . . . . . Delaware
       John Deere Credit, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . Canada
       John Deere Receivables, Inc. . . . . . . . . . . . . . . . . . . . . . . Nevada
       John Deere Funding Corporation . . . . . . . . . . . . . . . . . . . . . Nevada
       Deere Receivables Corporation. . . . . . . . . . . . . . . . . . . . . . Nevada
       Deere Credit, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . Delaware
       Deere Credit Services, Inc.. . . . . . . . . . . . . . . . . . . . . . . Delaware
       Arrendadora John Deere S.A. de C.V. (99.9% owned). . . . . . . . . . . . Mexico
       John Deere Credit Limited (Australia). . . . . . . . . . . . . . . . . . Australia
       John Deere Credit Group, PLC . . . . . . . . . . . . . . . . . . . . . . England
       Senstar Capital Corporation. . . . . . . . . . . . . . . . . . . . . . . Delaware
       John Deere Health Care, Inc. . . . . . . . . . . . . . . . . . . . . . . Delaware
       John Deere Health Plan, Inc. . . . . . . . . . . . . . . . . . . . . . . Illinois
       John Deere Family Healthplan, Inc. . . . . . . . . . . . . . . . . . . . Illinois
       Funk Manufacturing Company . . . . . . . . . . . . . . . . . . . . . . . Delaware
       Cameco Industries, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . Louisiana
       Cameco Marine, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . . . Louisiana
       Cameco International, Inc. . . . . . . . . . . . . . . . . . . . . . . . Louisiana
       Sprayfab, LLC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Louisiana
       John Deere S.A. de C.V.. . . . . . . . . . . . . . . . . . . . . . . . . Mexico
       John Deere Brasil Participacoes LTDA . . . . . . . . . . . . . . . . . . Brazil
       SLC Distribuidora De Titulos e Valores . . . . . . . . . . . . . . . . . Brazil

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    *  Fifty-six consolidated subsidiaries and twenty unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.